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                                                                     EXHIBIT 5.1



                       Form of Opinion of Winston & Strawn
                            with respect to Legality


                                  May 22, 2000


Harley-Davidson Customer Funding Corp.,
    as Trust Depositor
150 South Wacker
Chicago, Illinois 60606


   Re:   Asset-Backed Notes and Asset-Backed Certificates
         Registration Statement on Form S-3 (Registration No. 333-       )
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Ladies and Gentlemen:

         We have acted as special counsel to Harley-Davidson Customer Funding Corp. (the "COMPANY"), as depositor of the trusts (each, a "TRUST") to be created to issue asset-backed notes (the "NOTES") and asset-backed certificates (the "CERTIFICATES", and together with the Notes, the "SECURITIES"), in connection with the filing of the Registration Statement on Form S-3 (Registration No. 333-___________) (such registration statement, together with the exhibits and any amendments thereto, the "REGISTRATION STATEMENT"), registering the Notes and Certificates. The Registration Statement has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"). As described in the Registration Statement, the Notes and Certificates will be issued under and pursuant to the terms of one or more Pooling and Servicing Agreements, Sale and Servicing Agreements, Trust Agreements and Indentures (collectively, the "AGREEMENTS" and each, individually, an "AGREEMENT"). Capitalized terms used but not defined herein have the meanings given to them in the Registration Statement.

         This opinion letter is being delivered to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

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         We are familiar with the proceedings to date with respect to the proposed issuance and delivery of the Securities and have examined copies of the Articles of Incorporation and by-laws of the Company, the Registration Statement and the prospectus and prospectus supplements included therein, the form of each Agreement and such other documents, records and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion letter.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents that will be executed in connection with the issuance of the Securities, we have assumed that the parties to such documents will have at the time of execution of such documents, the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect of such documents. As to any facts material to the opinions expressed herein which we did not independently establish or verify, we have relied upon oral and written statements and representations of officers and other representatives of the Company and others. In addition, we have also relied upon the accuracy and completeness of all certificates and other statements, representations, documents, records, financial statements and papers reviewed by us, and the accuracy and completeness of all representations, warranties, schedules and exhibits contained in such documents, with respect to the factual matters set forth therein.

         Based on the foregoing, we are of the opinion that when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) the terms, prices and interest rates of the Securities have been duly approved by the Board of Directors, (iii) the applicable Agreements relating to such Securities have been duly executed and delivered by the parties thereto in substantially the forms filed as exhibits to the Registration Statement, (iv) with respect to each Trust which will issue the Securities, the Certificate of Trust for such Trust has been duly executed and filed by the Owner Trustee with the Secretary of State of the State of Delaware, (v) the Indenture pursuant to which the Notes will be issued has been qualified under the Trust Indenture Act of 1939, as amended, (vi) the purchasers of the Securities shall have paid the purchase price therefor and the Securities have been duly executed and authenticated in accordance with the applicable Agreements pertaining to them, the Securities will be legally issued, fully paid and non-assessable and will be legally valid and binding obligations of the issuing Trust as issuer of such Securities enforceable in accordance with their terms, and entitled to the benefits of the applicable Agreements (subject to the effect of bankruptcy, fraudulent conveyance or transfer, insolvency, reorganization, arrangement, liquidation, conservatorship and moratorium laws and subject to the limitations imposed by other laws and judicial decisions relating to or affecting the rights of creditors generally, to general principles of equity, regardless of whether enforcement is considered in proceedings in equity or at law, and to an implied covenant of good faith and fair dealing).

         We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the offering of the Securities.


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         This opinion letter is limited to the laws of the United States of
America and the States of Illinois and New York, and we express no opinion with respect to the laws of any other state or jurisdiction.

         Our opinions set forth in this letter are based on the facts in existence and the laws in effect on the date hereof and we expressly disclaim any obligation to update our opinions herein, regardless of whether changes in such facts or laws come to our attention after the delivery hereof.

         We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not concede that we are experts within the meaning of the Securities Act or the rules and regulations thereunder or that this consent is required by Section 7 of the Securities Act.

                                    Very truly yours,


                                    /s/ Winston & Strawn


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